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EXHIBIT 99.1

FOR IMMEDIATE RELEASE
JULY 9, 2003


CONTACT: Ira P. Shepherd, III - President & Chief Executive Officer or Clyde A. McArthur - Principal Accounting Officer
              (770) 631- 1114


GEORGIA BANCSHARES, INC. ANNOUNCES STOCK SPLIT


Peachtree City, Georgia, July 9, 2003 - The Board of Directors of Georgia Bancshares, Inc. has declared a 25% (5 for 4) stock split payable on or about August 20, 2003, to shareholders of record on July 25, 2003. In announcing the event, President Pat Shepherd stated, "This split will increase our number of outstanding shares, which will help us to eventually increase the market for our common stock." The bank also plans to open its new Tyrone Branch office in August. Georgia Bancshares, Inc. (GABA) is the holding company for The Bank of Georgia, a community banking operation currently operating offices in Coweta and Fayette counties.


Statements contained in this press release that are not historical facts are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company's prospects in general include, but are not limited to, changes in general economic and business conditions and such other factors as are described in the company's filings with the Securities and Exchange Commission.


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